Exhibit 99.1

2021 | Q1 Financials

April 29, 2021

To Our Stakeholders

Our first quarter results reflect accelerated momentum in our cloud transition with more of our installed base moving to the cloud, driving an increased mix shift towards SaaS and acceleration in SaaS ARR. The conversion of customers from limited-use on-premises term licenses issued at the onset of the pandemic also contributed to the organic acceleration of SaaS ARR. As we look forward to a post-pandemic world, we are encouraged by the tailwinds generated by distributed teams, hybrid work styles and the desire to modernize corporate IT, elevating the importance of an organization's ability to securely deliver a unified work experience wherever, whenever or however work needs to get done.

Key takeaways include:

- Excluding the impact of Wrike, first quarter SaaS ARR accelerated sequentially to $793 million, representing 43% growth year-over-year. Inclusive of Wrike's contribution, total SaaS ARR was $943 million, up 70% year-over-year, and total Subscription ARR was $1.51 billion, up 81% year-over-year.
- The number of Citrix Cloud Paid Subscribers[1] increased 34% year-over-year, to over 10.3 million.
- We are introducing Total ARR[2], a new operating metric, capturing the value of all subscription sources, including perpetual license maintenance contracts. This metric is intended to provide additional visibility into the performance of the underlying Citrix operations while the business model is in transition.
- Total ARR, excluding Wrike, grew 15% year-over-year in Q1'21. Including Wrike, Total ARR grew 22% year-over-year. Excluding Wrike, we expect Total ARR to increase in the low teens annually during FY'21.
- Reported revenue, including Wrike, was $776 million in the first quarter. For the first quarter, GAAP diluted EPS was $0.71, and non-GAAP diluted EPS[3] was $1.42.
- Board of Directors declared a quarterly dividend of $0.37 per share to be paid on June 25, 2021 to shareholders of record on June 11, 2021.

[1]For definition of Citrix Cloud Paid Subscribers, see footnote 5 below.
[2] For definitions of Total ARR, Subscription ARR, Maintenance ARR and SaaS ARR, see footnote 4 below.
[3]A reconciliation of GAAP to non-GAAP measures has been provided in the financial statement tables included in this letter. An explanation of these measures is also included below under the heading "Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures."

citrix 2021 | Q1 Financials 1

NOVAVAX Creating Tomorrow’s Vaccines Today Customer Highlight: Promoting health globally with Citrix Solutions Novavax is a biotechnology company specializing in the development of innovative vaccines to prevent infectious diseases and is one of six companies tasked by the U.S. Government to create a vaccine for COVID-19. To ensure access to their apps and desktops, Novavax is leveraging Citrix Virtual Apps and Desktops, delivered through Citrix’s pooled capacity solution, enabling them to scale rapidly as they grow. Citrix Financial Analyst Meeting We intend to provide a comprehensive update on business performance and our strategy at our virtual financial analyst meeting that we plan to hold in conjunction with the release of our third quarter earnings results. We plan to leverage the earnings letter format and issue an expanded letter after the market closes on the day prior to our call to provide time for review before the start of the meeting the following morning. We look forward to discussing how the secular shifts toward distributed hybrid and flexible work, security and employee productivity in a post-pandemic world should continue to serve as key demand drivers for Citrix for the foreseeable future. Context for First Quarter Results and 2021 Outlook Our transition to the cloud is progressing well, and we expect our first quarter results to mark the trough in terms of the impact of the business model transition on the income statement. Beginning in the second quarter and continuing through the year, we expect to see top line acceleration in our income statement metrics as headwinds from the model transition become a tailwind. In the first quarter, momentum continued from the second half of 2020 as the migration of our installed base to Citrix Cloud services accelerated. This success in transitioning customers from on-premises to the cloud is evident in our ARR metrics - excluding Wrike - with SaaS ARR up 43% year-over-year compared to 39% year-over-year growth in the fourth quarter of 2020. Additionally, Citrix paid cloud subscribers are now well over 10 million, increasing more than 30% year-over-year. In the quarter, the transition resulted in a $129 million decline in Product & License revenue year-over-year, partially offset by an increase in Subscription revenue of $74 million. More importantly, SaaS ARR, excluding Wrike, increased $238 million from the year ago period. Momentum in the cloud transition was aided by the conversion of expiring limited-use non-renewable, on-premises term licenses that were issued in the year-ago period. In aggregate, business continuity licenses that were issued during the pandemic have enabled us to continue to support customers by either converting to cloud subscriptions or issuing new term-based licenses for about $50 million in bookings value. Despite strong underlying metrics for bookings and ARR, recognized revenue came in below our expectations due to: 1) supply chain challenges for Application Delivery and Security components, leading to hardware shipment delays (a challenge we expect will persist in the coming months); and 2) duration of on-premises term licenses that did not extend to the degree we expected. Revenue recognition in the quarter was impacted considerably by lower than anticipated on-premises term average contract duration. This impact was generally related to conversions of business-continuity use-cases from the year ago period, which are not a factor in the second half of this year. There was no meaningful change in the duration of SaaS Contracts. citrixTM 2021 | Q1 Financials 2

Introducing Total (inclusive of Maintenance) ARR4 Today, we are introducing Total ARR to provide further clarity on the holistic performance of the business. The impact of our business model transition has been complex and the tradeoff of up-front revenue for more ratable revenue streams has meaningfully impacted our reported results. To better illustrate how we are measuring our business performance in its entirety, we will now provide a Total ARR operating metric inclusive of perpetual license maintenance to complement our Subscription ARR and SaaS ARR disclosures. Over the course of time, consistent with Support & Services reported revenue, we expect the perpetual license maintenance component of Total ARR to decline, which is netted against growth in Subscription ARR. In the first quarter, Total ARR, excluding Wrike, grew 15% year-over-year and benefitted from: 1) the conversion of limited-use on-premises business continuity licenses that were excluded from the year-ago period as their initial terms were non-renewable and therefore did not meet the definition to be included in this metric, and 2) the discontinuation of broad availability of perpetual Workspace licenses on October 1, 2020, which drove growth in on-premises term subscription licenses in Q1 2021. Our expectation is that the Total ARR run-rate of our organic business, excluding Wrike, will be in the low-teens year-over-year for the balance of this year. Going forward, the inclusion of Wrike is expected to be additive to this. Wrike Update On February 26, 2021, we closed the acquisition of Wrike. We enthusiastically welcome the Wrike team to the Citrix family and are confident that our shared vision and complementary growth opportunities will deliver unique value to customers globally. Given the one-time uplift to revenue and bookings related metrics and non-recurring expenses associated with the transaction, we are providing greater detail on the impact of Wrike on our metrics this quarter. In the first quarter, Wrike contributed $7 million to SaaS revenue, after purchase accounting adjustments, and $150 million to SaaS ARR. Professional fees, integration costs, and other expenses related directly to the transaction were $21 million on a GAAP basis and $19 million on a non-GAAP basis, impacting GAAP EPS by $0.17 and non-GAAP EPS3 by $0.15, respectively. Interest incurred in the first quarter as a result of financing was $3 million. Longer term, Wrike expands our strategic opportunities and further accelerates our sustainable growth. David Henshall President & CEO 4 Total ARR, Subscription ARR, Maintenance ARR, and SaaS ARR are defined as follows: Total ARR is an operating metric that represents the contracted recurring value of all termed subscriptions and perpetual maintenance agreements normalized to a one-year period. Total ARR includes only active contractually committed, fixed fees and consists of the following components: Subscription ARR and Maintenance ARR. Subscription ARR represents ARR related to our Subscription offerings, including SaaS ARR, and is calculated at the end of a reporting period by taking each contract’s recurring total contract value and dividing by the length of the contract. In the normal course of business, all contracts are annualized, including 30 day subscription offerings where we take monthly recurring revenue multiplied by 12 to annualize. Maintenance ARR is the contracted recurring value of all termed perpetual maintenance agreements normalized to a one-year period. SaaS ARR represents the contracted recurring value of all cloud subscriptions normalized to a one-year period. Our definitions of ARR include contracts expected to recur and therefore exclude contracts with durations of 12 months or less where licenses were issued to address extraordinary business continuity events for our customers. ARR should be viewed independently of U.S. GAAP revenue, deferred revenue and unbilled revenue and is not intended to be combined with or to replace those items. ARR is not a forecast of future revenue. 3 A reconciliation of GAAP to non-GAAP measures has been provided in the financial statement tables included in this letter. An explanation of these measures is also included below under the heading “Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures.” citrixTM 2021 | Q1 Financials 3

Financial Overview Citrix Cloud Paid Subscriber Growth 7.7M 7.5M 8.3M 9.4M 10.3M 1Q’20 2Q’20 3Q’20 4Q’20 1Q’21 Bookings (excluding the impact of Wrike) SaaS bookings as a percentage of subscription bookings were 41% Workspace SaaS bookings as a percentage of Workspace subscription bookings were 53% in the first quarter Citrix Cloud Paid Subscriber5 count was 10.3 million in the first quarter, up from 7.7 million in the first quarter of 2020 App Delivery and Security subscription bookings as a percentage of total App Delivery and Security product bookings were 89% in the first quarter SaaS bookings as a percentage of subscription bookings and Workspace SaaS bookings as a percentage of Workspace subscription bookings are new operational metrics this quarter. They reflect the mix of business based on annualized bookings. The transition of our App Delivery and Security business trails that of the Workspace business, and as such the mix of SaaS bookings in that business is nascent. As a result, we are continuing to provide the App Delivery and Security subscription mix as a percentage of App Delivery and Security bookings. Beginning in the second quarter of 2021, SaaS bookings metrics will include Wrike. The following ARR, income statement and balance sheet metrics include the impact of Wrike Subscription ARR (millions) $837 $949 $1,027 $1,205 $1,514 1Q’20 2Q’20 3Q’20 4Q’20 1Q’21 Total Annualized Recurring Revenue Total ARR in the first quarter was $2.94 billion, up 22% year-over-year. Excluding the impact of Wrike, Total ARR was up 15% year-over-year aided by the inclusion of bookings from converted limited use licenses issued in the year ago period Subscription ARR in the first quarter was $1.51 billion, up 81% year-over-year SaaS ARR in the first quarter was $943 million, up 70% year- over-year. Excluding the impact of Wrike, organic SaaS ARR accelerated to 43% from 39% in the prior quarter Note: Financial summary tables are unaudited. This document should be read in conjunction with the Company’s SEC Filings. 5 Citrix Cloud Paid Subscribers is defined as the count of users (or devices in the case of named device licensing) on a paid Citrix Cloud Service subscription as of the end of the reporting period. It is not inclusive of all Citrix paid SaaS subscribers and excludes cloud services not delivered or accessed via the Citrix Cloud Platform, cloud services not billed on a per subscriber basis, and CSP. citrixTM 2021 | Q1 Financials 4

We believe ARR is a key performance indicator of the health and trajectory of our business and serves as a leading indicator of top line trends.


SaaS ARR
(millions)
$555
$590
$630
$725
$943
1Q'20
2Q'20
3Q'20
4Q'20
1Q'21

Total Annualized Recurring Revenue (in millions)

	1Q20	2Q20	3Q20	4Q20	1Q21
Total ARR	$2,415	$2,539	$2,566	$2,695	$2,939
Subscription ARR	$837	$949	$1,027	$1,205	$1,514
SaaS ARR	$555	$590	$630	$725	$943

Y/Y Growth

	1Q20	2Q20	3Q20	4Q20	1Q21
Total ARR					22%
Subscription ARR	50%	54%	53%	62%	81%
SaaS ARR	48%	41%	36%	39%	70%

Future Committed Revenue

- Future committed revenue grew 20% year-over-year to approximately $3.04 billion in the first quarter
- Total average contract duration of transactions booked in the first quarter was 1.5 years, up from 1.3 years in the first quarter of 2020 and down from 1.7 years in the fourth quarter of 2020

Our transition to a subscription model, and ultimately a cloud-delivered model, focuses on growing higher value recurring revenue streams that result in more of the business booked in the current period being recognized in future periods. This subscription model transition creates variability in the individual components of future committed revenue (short-term deferred, long-term deferred and unbilled) due to the mix within subscription.

Future Committed Revenue (in millions)

	1Q20	2Q20	3Q20	4Q20	1Q21
Deferred Revenue	$1,755	$1,788	$1,692	$1,903	$1,844
Unbilled Revenue[6]	779	867	916	1,036	1,197
Total Deferred and Unbilled Revenue*	$2,534	$2,654	$2,608	$2,939	$3,040
Y/Y Growth	19%	19%	20%	18%	20%
Total Average Contract Duration (years)	1.3	1.5	1.6	1.7	1.5

*Amounts may not recalculate due to rounding.
Note: Financial summary tables are unaudited. This document should be read in conjunction with the Company's SEC Filings.
[6]Unbilled revenue primarily represents future billings under our subscription agreements that have not been invoiced and, accordingly, are not recorded in accounts receivable or deferred revenue within our condensed consolidated financial statements.

citrix. 2021 | Q1 Financials
5

SaaS Revenue
(millions)
$122
$131
$138
$150
$171
1Q'20
2Q'20
3Q'20
4Q'20
1Q'21

Revenue

- Total revenue of $776 million in the first quarter decreased 10% year-over-year due to the $129 million year-over-year decline in Product & License revenue as a result of discontinuing our Workspace perpetual license offering
- Subscription revenue of $342 million increased 28% year-over-year
- SaaS revenue grew 40% year-over-year to $171 million and accounted for 50% of subscription revenue and 22% of total revenue in the first quarter
- Wrike contributed $7 million to SaaS revenue in the first quarter

Revenue Summary (in millions)

	1Q20	2Q20	3Q20	4Q20	1Q21
Subscription	$268	$243	$263	$341	$342
SaaS	122	131	138	150	171
Other Subscription	146	113	125	191	171
Product & License	173	130	87	54	44
Support & Services	420	426	417	415	389
Total Revenue*	$861	$799	$767	$810	$776

Y/Y Growth

	1Q20	2Q20	3Q20	4Q20	1Q21
Subscription	89%	56%	64%	76%	28%
SaaS	43%	43%	37%	32%	40%
Other Subscription	159%	75%	111%	138%	17%
Product & License	28%	-8%	-33%	-69%	-74%
Support & Services	-5%	-6%	-6%	-6%	-7%
Total Revenue*	20%	7%	5%	0%	-10%

% of Total Revenue

	1Q20	2Q20	3Q20	4Q20	1Q21
Subscription	31%	31%	34%	42%	44%
SaaS % of Subscription	46%	54%	52%	44%	50%
SaaS % of Total	14%	16%	18%	19%	22%
Product & License	20%	16%	11%	7%	6%
Support & Services	49%	53%	54%	51%	50%

*Amounts may not recalculate due to rounding.
Note: Financial summary tables are unaudited. This document should be read in conjunction with the Company's SEC Filings.

citrix. 2021 | Q1 Financials
6

Revenue by Product Group

Workspace

- Workspace revenue of $581 million in the first quarter decreased 11% year-over-year due to the discontinuation of our Workspace perpetual license offering in October 2020 and the benefit our Workspace business realized in the year ago period as a result of the onset of the pandemic
- Workspace subscription revenue in the first quarter accounted for 48% of total Workspace revenue, up from 34% a year ago
- Workspace revenue accounted for 75% of total revenue in the first quarter
- Wrike is included in Workspace revenue

App Delivery and Security

- App Delivery and Security revenue of $170 million in the first quarter decreased 6% year-over-year
- App Delivery and Security subscription revenue in the first quarter increased 29% year-over-year with App Delivery and Security software revenue accounting for 48% of total App Delivery and Security revenue
- App Delivery and Security revenue accounted for 22% of total revenue in the first quarter

Over time, we expect the mix shift within App Delivery and Security away from hardware towards software-based solutions will create pressure on reported App Delivery and Security revenue.

Professional services revenue is expected to continue to decline over time as more of the business moves towards subscription solutions.

Revenue by Product Group (in millions)

	1Q20	2Q20	3Q20	4Q20	1Q21
Workspace	$654	$585	$573	$591	$581
App Delivery and Security	180	186	166	189	170
Professional Services	27	28	28	30	25
Total Revenue*	$861	$799	$767	$810	$776

Y/Y Growth

	1Q20	2Q20	3Q20	4Q20	1Q21
Workspace	27%	9%	12%	5%	-11%
App Delivery and Security	5%	4%	-12%	-11%	-6%
Professional Services	-18%	-21%	-13%	-7%	-9%
Total Revenue*	20%	7%	5%	0%	-10%

*Amounts may not recalculate due to rounding.
Note: Financial summary tables are unaudited. This document should be read in conjunction with the Company's SEC Filings.

citrix. 2021 | Q1 Financials
7

% of Total Revenue

	1Q20	2Q20	3Q20	4Q20	1Q21
Workspace	76%	73%	75%	73%	75%
App Delivery and Security	21%	23%	22%	23%	22%
Professional Services	3%	4%	4%	4%	3%

Revenue by Geography

- Revenue in the Americas was $427 million, down 12% year-over-year, and represented 55% of total revenue in the first quarter
- Revenue in EMEA decreased 5% year-over-year, and APJ decreased 14% year-over-year, and accounted for 36% and 9% of revenue, respectively, in the first quarter

Revenue by Geography (in millions)

	1Q20	2Q20	3Q20	4Q20	1Q21
Americas	$484	$432	$414	$436	$427
EMEA	294	277	276	300	278
APJ	83	90	76	74	71
Total Revenue*	$861	$799	$767	$810	$776

Y/Y Growth

	1Q20	2Q20	3Q20	4Q20	1Q21
Americas	21%	0%	-1%	-4%	-12%
EMEA	24%	15%	17%	8%	-5%
APJ	2%	18%	-3%	-7%	-14%
Total Revenue*	20%	7%	5%	0%	-10%

% of Total Revenue

	1Q20	2Q20	3Q20	4Q20	1Q21
Americas	56%	54%	54%	54%	55%
EMEA	34%	35%	36%	37%	36%
APJ	10%	11%	10%	9%	9%

*Amounts may not recalculate due to rounding.
Note: Financial summary tables are unaudited. This document should be read in conjunction with the Company's SEC Filings.

citrix. 2021 | Q1 Financials
8

Operating Margin3 GAAP operating margin in the first quarter was 12% Non-GAAP operating margin in the first quarter was 27% Earnings3 GAAP net income in the first quarter was $90 million, or $0.71 per diluted share Non-GAAP net income in the first quarter was $179 million, or $1.42 per diluted share In the first quarter, both GAAP and non-GAAP effective tax rates benefited from a $17 million income tax benefit from a discrete item. Cash Flow from Operations Cash flow from operations in the first quarter was $213 million Cash flow from operations can vary greatly from quarter to quarter due to factors like the timing of cash collections and payments, seasonality, and bookings mix. The impact of the Wrike transaction in the first quarter was not meaningful. Balance Sheet and Capital Allocation The first quarter ended with approximately $510 million in cash and investments During February 2021, the Company entered into a $1 billion unsecured term loan credit agreement and issued $750 million senior notes due 2026 to finance the acquisition of Wrike Paid dividend to shareholders of $0.37 per share totaling $46 million in the first quarter Board of Directors declared a quarterly dividend of $0.37 per share, to be paid on June 25, 2021 to shareholders of record on June 11, 2021 Our capital allocation philosophy is grounded in our priority of making disciplined investments to accelerate the sustainable growth rate of the company. Our dividend is the cornerstone in our return of capital to shareholders, and this year’s increase in the dividend reflects our strong historical performance and confidence in our longer-term growth of cash flow generation. 3A reconciliation of GAAP to non-GAAP measures has been provided in the financial statement tables included in this letter. An explanation of these measures is also included below under the heading “Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures.”

Guidance Full Year 2021 Our full year 2021 guidance is now: Full Year 2021 Guidance3 Revenue $3.38 billion to $3.42 billion GAAP Operating Margin Approximately 11-12% Non-GAAP Operating Margin Approximately 27-28% GAAP Diluted EPS $2.16 to $2.37 Non-GAAP Diluted EPS $5.60 to $5.80 Today we updated our full fiscal year 2021 guidance to reflect the close of the Wrike acquisition on February 26, 2021. The impacts of the Wrike acquisition on guidance metrics include Wrike’s expected operating results, integration costs and the impact of financing costs and reduced interest income. For the full year, we expect the impact of Wrike to be $90 million to $100 million in recognized revenue, 45% dilutive to GAAP diluted EPS and 10% dilutive to non-GAAP EPS. We expect Wrike to exit the year with a $180 million to $190 million SaaS ARR run rate. We continue to expect the Wrike acquisition to be neutral to Citrix FY2022 non-GAAP earnings per share and free cash flow and accretive thereafter. This guidance also reflects the impact of duration on our 1Q21 results, which is not expected to be recovered in subsequent quarters and an expectation of on-going supply chain constraints that may delay our ability to ship some Application Delivery & Security products. Our full year guidance assumes that SaaS bookings as a percentage of total subscription bookings will be 50% to 60%. Second Quarter 2021 We currently anticipate: Second Quarter 2021 Guidance3 Revenue $840 million to $850 million GAAP Diluted EPS $0.29 to $0.35 Non-GAAP Diluted EPS $1.15 to $1.20 Our second quarter guidance assumes that SaaS bookings as a percentage of total subscription bookings will be 50% to 55%. The above statements are based on current targets as of the date of this letter, and we undertake no obligation to update after such date. These statements are forward-looking, and actual results may differ materially. 3A reconciliation of GAAP to non-GAAP measures has been provided in the financial statement tables included in this letter. An explanation of these measures is also included below under the heading “Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures.” citrixTM 2021 | Q1 Financials 10

CITRIX SYSTEMS, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data - unaudited) Three Months Ended March 31, 2021 Three Months Ended March 31, 2020 Revenues Subscription $342,129 $268,236 Product and license 44,235 172,858 Support and services 389,402 419,851 Total net revenues 775,766 860,945 Cost of net revenues Cost of subscription, support and services 110,745 86,040 Cost of product and license revenues 21,715 21,256 Amortization of product related intangible assets 11,009 8,281 Total cost of net revenues 143,469 115,577 Gross margin 632,297 745,368 Operating expenses Research and development 144,158 134,458 Sales, marketing and services 293,284 326,109 General and administrative 94,990 80,099 Amortization of other intangible assets 7,532 702 Restructuring - 2,453 Total operating expenses 539,964 543,821 Income from operations 92,333 201,547 Interest income 321 1,605 Interest expense (24,360) (14,611) Other income, net 12,896 2,098 Income before income taxes 81,190 190,639 Income tax (benefit) expense (8,858) 9,417 Net income $90,048 $181,222 Earnings per share - diluted $0.71 $1.42 Weighted average shares outstanding - diluted 126,026 127,577 Note: This document should be read in conjunction with the Company’s SEC Filings. citrixTM 2021 | Q1 Financials 11

CITRIX SYSTEMS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands - unaudited) March 31, 2021 December 31, 2020 Assets Cash and cash equivalents $477,743 $752,895 Short-term investments, available for sale 20,433 124,113 Accounts receivable, net 570,534 858,009 Inventories, net 21,210 20,089 Prepaid expenses and other current assets 280,377 236,000 Total current assets 1,370,297 1,991,106 Long-term investments, available for sale 11,865 14,365 Property and equipment, net 220,179 208,811 Operating lease right-of-use assets, net 192,030 187,129 Goodwill 3,455,357 1,798,408 Other intangible assets, net 889,655 81,491 Deferred tax assets, net 230,858 386,504 Other assets 243,139 222,533 Total assets $6,613,380 $4,890,347 Liabilities and Stockholders’ Equity Accounts payable $117,901 $92,266 Accrued expenses and other current liabilities 358,245 507,185 Income taxes payable 35,405 42,760 Current portion of deferred revenues 1,479,894 1,510,216 Total current liabilities 1,991,445 2,152,427 Long-term portion of deferred revenues 363,626 392,360 Long-term debt 3,472,779 1,732,622 Long-term income taxes payable 232,086 232,086 Operating lease liabilities 195,921 195,767 Other liabilities 107,831 72,942 Stockholders’ equity: Common stock 323 322 Additional paid-in capital 6,752,058 6,608,018 Retained earnings 5,026,322 4,984,333 Accumulated other comprehensive loss (5,385) (3,649) Less-common stock in treasury, at cost (11,523,626) (11,476,881) Total stockholders’ equity 249,692 112,143 Total liabilities and stockholders’ equity $6,613,380 $4,890,347 Note: This document should be read in conjunction with the Company’s SEC Filings. citrixTM 2021 | Q1 Financials 12

CITRIX SYSTEMS, INC. CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (In thousands - unaudited) Three months Ended March 31, 2021 Operating Activities Net income $90,048 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation, amortization and other 70,206 Stock-based compensation expense 86,862 Deferred income tax expense 6,929 Effects of other rate changes on monetary assets and liabilities denominated in foreign currencies 10,771 Other non-cash items (13,118) Total adjustments to reconcile net income to net cash provided by operating activities 161,650 Changes in operating assets and liabilities, net of the effects of acquisitions: Accounts receivable 302,824 Inventories (1,357) Prepaid expenses and other current assets (18,416) Other assets (27,533) Income taxes, net (38,020) Accounts payable 24,856 Accrued expenses and other current liabilities (190,809) Deferred revenues (92,145) Other liabilities 1,758 Total changes in operating assets and liabilities, net of the effects of acquisitions (38,842) Net cash provided by operating activities 212,856 Investing Activities Purchases of available-for-sale investments (2,561) Proceeds from maturities of available-for-sale investments 108,761 Purchases of property and equipment (23,894) Cash paid for acquisitions, net of cash acquired (2,022,618) Cash paid for licensing agreements, patents and technology (2,065) Other 776 Net cash used in investing activities (1,941,601) Financing Activities Proceeds from term loan credit agreement, net of issuance costs 997,947 Proceeds from senior notes, net of issuance costs 741,393 Repayment of acquired debt (190,000) Cash paid for tax withholding on vested stock awards (42,303) Cash paid for dividends (45,522) Other (5,438) Net provided by financing activities 1,456,077 Effect of exchange rate changes on cash and cash equivalents (2,484) Change in cash and cash equivalents (275,152) Cash and cash equivalents at beginning of period 752,895 Cash and cash equivalents at end of period $477,743 Note: This document should be read in conjunction with the Company’s SEC Filings. citrixTM 2021 | Q1 Financials 13

CITRIX SYSTEMS, INC.
STOCK-BASED COMPENSATION EXPENSE BY INCOME STATEMENT CLASSIFICATION
(In thousands – unaudited)

	1Q20	2Q20	3Q20	4Q20	1Q21
Cost of subscription, support and services	$2,762	$3,404	$3,542	$3,545	$4,406
Research and development	21,596	30,987	28,803	26,646	31,127
Sales, marketing and services	20,386	27,843	28,411	26,125	28,342
General and administrative	13,579	23,128	24,413	22,540	22,987
Total stock-based compensation expense	$58,323	$85,362	$85,169	$78,856	$86,862

Note: This document should be read in conjunction with the Company's SEC Filings.

Safe Harbor
For Citrix Investors

This letter contains forward-looking statements made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this letter do not constitute guarantees of future performance. Investors are cautioned that statements in this letter, which are not strictly historical statements, constitutes forward-looking statements including, without limitation, statements regarding the pace of the transformation of our business to a subscription model and a cloud-delivered model, our on-premises subscription and SaaS offerings, our increased SaaS mix shift, our transition and trade-up motion and conversion of customers to cloud subscriptions, the average duration of on-premises term licenses, the increase in paid cloud subscribers on Citrix Cloud, and the impact of these conditions on our business and results of operations; new key performance indicators, including Total ARR; statements regarding the anticipated organic growth of our business; the impacts of the COVID-19 pandemic on the demand for our services, our business opportunities, and results of operations; statements regarding acceleration in certain income statement metrics; statements regarding business continuity and trends toward distributed hybrid and flexible work; statements regarding our opportunity, product position, and our ability to convert customers from limited-use on–premises licenses issued at the onset of the pandemic to longer-term subscription or SaaS arrangements; challenges presented by supply chain and shipment delays; statements regarding ARR and expected growth rates; the expected benefits of our acquisition of Wrike, including the expansion of Citrix's platform and related growth opportunities, the solutions that the combined company can deliver, the potential customers that the combined company can serve, and the expected impact of the transaction on our results of operations, ARR and free cash flow; statements regarding the trajectory of App Delivery and Security and subscriptions bookings; the mix shift within App Delivery and Security away from hardware towards software-based solutions and volatility of the bookings mix and impact on revenue; statements regarding professional services and related revenue; statements regarding the future return of capital to our shareholders and our capital allocation priorities; statements contained in the Guidance sections and under the Non-GAAP Financial Measures Reconciliation section, including statements concerning full fiscal year 2021, the second quarter of 2021, and the impact of the Wrike acquisition; the impact of the global economy on our forecasts and pipeline; the impact of the discontinuation of the general availability of perpetual Workspace licenses on our business; expectations regarding cash flow from operations; and management's plans, objectives and strategies. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation; risks related to the expansion of cloud-delivered services, Citrix's ability to advance our transition from on-premises to the cloud and effectiveness of Citrix's transition and trade-up effort; Citrix's ability to forecast future financial performance during its business model transition; the concentration of customers in Citrix's App Delivery and Security business; the ability to continue to grow the company's organic business,

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further develop Citrix Workspace, and continued demand for Citrix Workspace; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix’s products and services; maintaining the security of Citrix’s products, services, and networks, including addressing data and cyber-related risks that are enhanced as a result of COVID-19; the potential impact of COVID-19 on Citrix’s business, the broader global economy, and the company’s ability to forecast future financial performance as a result of COVID-19; the usefulness of Total ARR as a metric by which to measure the health of our business; Citrix’s transition from a perpetual licenses to a subscription-based business model and ability of Citrix to further advance its transformation from perpetual to subscription; Citrix’s ability to increase the number of paid cloud subscribers using Citrix Cloud, and our ability to convert customers from limited-use on-premises licenses issued at the onset of the pandemic to longer-term subscription or SaaS arrangements; conditions affecting the IT market, including uncertainty in IT spending, including as a result of COVID-19 and changes in the markets for Citrix’s products, including the Workspace market; regulation of privacy and data security; changes in Citrix’s pricing and licensing models, including promotional programs and product mix, all of which may impact Citrix’s revenue recognition; unpredictability of sales cycles and seasonal fluctuations in Citrix’s business; timing of cash collections and payments; changes in bookings mix; reliance on indirect distribution channels and major distributors; failure to successfully partner with key distributors, resellers, system integrators, service providers and strategic and technology partners; transitions in key personnel and succession risk; reliance on third party hardware providers; impact of disruptions in the supply chain and delays in shipments; the impact of the global economic and political environment on Citrix’s business, volatility in global stock markets and foreign exchange rate volatility; Citrix’s ability to expand our customer base and attract more users within our customer base; Citrix’s ability to protect innovations and intellectual property, including in higher-risk markets; the company’s ability to innovate and develop new products and services; changes in revenue mix towards products and services with lower gross margins; changes in customer demand and average contract duration; the ability of Citrix to make suitable acquisitions on favorable terms in the future; Citrix’s acquisitions and divestitures, including failure to further develop and successfully market the technology and products of acquired companies, failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions, which could dilute earnings, and risks related to financing necessary to complete acquisitions; the ability of Citrix to realize the expected benefits of the acquisition of Wrike; potential disruptions to Citrix’s and Wrike’s operations, distractions of management and other risks related to Citrix’s integration of Wrike’s business, team and technology; the ability of Citrix’s sales professionals and distribution partners to sell Wrike’s product and service offerings and retain key customers; risks related to Citrix’s additional debt incurred in connection with the Wrike acquisition; bankruptcies, insolvencies or other economic conditions that limit Citrix’s customers’ ability to pay for our services or limit the ability for us to collect payments, including unbilled revenue, which may be enhanced as a result of the COVID-19 pandemic; ability to effectively manage our capital structure and the impact of related changes on our operating results and financial condition; the effect of new accounting pronouncements on revenue and expense recognition; failure to comply with federal, state and international regulations; risks related to Citrix’s international presence; litigation and disputes, including challenges to intellectual property rights or allegations of infringement of the intellectual property rights of others; the ability to maintain and protect Citrix’s collection of brands; risks related to use of open source software; risks related to access to third-party licenses; charges in the event of a write-off or impairment of acquired assets, underperforming businesses, investments or licenses; risks related to servicing debt; tax rates fluctuation and uncertainty; political uncertainty and social turmoil, natural disasters and pandemics, including COVID-19; and other risks detailed in Citrix’s filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this letter or with respect to the announcements described herein. citrixTM 2021 | Q1 Financials 15

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures (Unaudited) Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this letter and related conference call or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to acquired intangible assets, stock-based compensation expenses, acquisition-related costs and the related tax effect of those items. The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment. The Company’s basis for these adjustments is described below. Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company’s performance and to evaluate and compensate the Company’s executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items or cash charges that are the result of discrete activities that are not used by management when evaluating the Company’s historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company’s operating margins, operating expenses and net income and comparing the Company’s financial performance to that of its peer companies and competitors. Management typically excludes the amounts described above when evaluating the Company’s operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company’s operating performance due to the following factors: The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization of intangible assets and stock-based compensation expenses and the related tax effects that are primarily related to acquisitions, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company’s operating results and underlying operational trends. Amortization of intangible assets and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Although stock-based compensation is an important aspect of the compensation of the Company’s employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant. In connection with our acquisitions, we may incur significant expenses which we would not have otherwise incurred as part of our business operations. These acquisition-related costs include professional fees, certain financing costs, and concurrent restructuring activities, including employee severance and other exit costs, as well as changes to the fair value of contingent consideration related to the acquired company. We exclude these costs from our non-GAAP results as they have no direct correlation to the operation of our business, and because we believe that the non-GAAP financial measures excluding these costs provide meaningful supplemental information regarding the spending trends of our business. In addition, these costs vary, depending on the size and complexity of the acquisition, and are not indicative of costs of future acquisitions. citrixTM 2021 | Q1 Financials 16

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company’s liquidity. GAAP to Non-GAAP Reconciliation (In thousands, except per share data and operating margin data - unaudited) Three Months Ended March 31, 2021 GAAP operating margin 11.9% Add: stock-based compensation 11.2 Add: amortization of product related and other intangible assets 2.2 Add: acquisition-related costs 1.7 Non-GAAP operating margin 27.0% Three Months Ended March 31, 2021 GAAP net income $90,048 Add: stock-based compensation 86,862 Add: amortization of product related and other intangible assets 16,596 Add: acquisition-related costs 18,814 Less: tax effects related to above items (33,802) Non-GAAP net income $178,518 Three Months Ended March 31, 2021 GAAP earnings per share - diluted $0.71 Add: stock-based compensation 0.69 Add: amortization of product related and other intangible assets 0.13 Add: acquisition-related costs 0.15 Less: tax effects related to above items (0.26) Non-GAAP earnings per share - diluted $1.42 Three Months Ended March 31, 2021 GAAP acquisition-related costs $20,967 Less: due diligence and other professional fees 2,153 Non-GAAP acquisition-related costs $18,814 citrixTM 2021 | Q1 Financials 17

Forward Looking Guidance - GAAP to Non-GAAP Reconciliation Three Months Ended June 30, 2021 Twelve Months Ended December 31, 2021 GAAP earnings per share - diluted $0.29 - $0.35 $2.16-$2.37 Add: adjustments to exclude the effects of expenses related to stock-based compensation 0.71 2.91 Add: adjustments to exclude the effects of amortization of intangible assets 0.30 1.03 Add: adjustments to exclude acquisition-related costs 0.04 0.40 Less: tax effects related to above items (0.19) - (0.20) (0.90) - (0.91) Non-GAAP earnings per share - diluted $1.15-$1.20 $5.60 - $5.80 Twelve Months Ended December 31, 2021 GAAP operating margin 11-12% Add: adjustment to exclude stock-based compensation 11.0 Add: adjustment to exclude amortization of intangible assets 4.0 Add: acquisition-related costs 1.0 Non-GAAP operating margin 27-28% Disclaimer This letter references industry and market data and estimates from independent industry publications and surveys or other publicly available information. Such information may vary considerably from other information sources. This information involves a number of assumptions and limitations, and the Company has not independently verified the accuracy or completeness of the information.